Exhibit 99(b)

Bank One and Zurich Life

May 2003

Deal Overview

Purchase Price	$500 million cash
Rationale	➢ Enhances life insurance and annuity product and distribution capabilities
➢ Clean balance sheet (goodwill of approximately $100 million to be recorded)
➢ Attractive price
➢ Immediate earnings accretion with 2004 net income impact estimated at $50 million
➢ Conservative assumptions and accounting treatment
➢ Strong representations and warranties

Includes	Products	Distribution	Systems
	➢ Term life insurance	➢ Direct-to-consumer	➢ Back-end platforms for life insurance and annuities
	➢ Fixed and variable annuities	✓ Mail
	➢ Universal life	✓ Internet	➢ Innovative front-end systems for agents and consumers
	➢ Business-owned life insurance	✓ Telephone
➢ Independent agents

Excludes	➢ Certain variable annuity contracts
➢ Select investments retained by Zurich
➢ Kemper Investors Life Insurance Company (KILICO) and its capital

2004 Estimated Revenue	➢ Approximately $630 million

Financial Returns	➢ 2004 net income estimates including expense synergies
✓ $70 million before financing costs
✓ $50 million, or $0.04 per share, after financing costs
➢ 17% IRR with conservative assumptions

Additional Synergies	➢ Revenue opportunities expected – not included in the 2004 net income estimate

Expected closing	➢ Late third quarter of 2003

Required Approvals	➢ Hart-Scott-Rodino, Securities and Insurance Regulators

2

Acquired Products

Brokered Term Life

➢	Top-tier Underwriter of Term Life Insurance
➢	490,000 Policies In-force
➢	Estimated 2004 Revenue - $ 280 million

Direct-to-Consumer Term Life

➢	Leading Underwriter of Direct Response Term Life Insurance
➢	275,000 Policies In-force
➢	Estimated 2004 Revenue - $150 million

Teacher Annuities

➢	Leading Producer of 403(b) Annuity Products
➢	Access to nearly 30% of the School District Payroll Systems in the U.S.
➢	Estimated 2004 Revenue - $80 million

Other Products

➢	Universal Life
➢	Business-owned Life Insurance
➢	Other Fixed and Variable Annuities
➢	Estimated 2004 Revenue - $120 million

3

Balance Sheet & Capital Ratio Impact

$ Billions – Pro-forma as of 3/31/03

Balance Sheet					Capital Ratios
	ONE	Zurich Life(1)(2)	Pro-forma(2)		ONE	Change	Pro-forma
Investment Securities	$71.2	$5.3	$76.5	Tier 1	10.0%	(0.3%)	9.7%
Other assets	214.2	1.7	215.9
Intangibles	2.5	0.1	2.6	Total Capital	13.8%	(0.4%)	13.4%

Total Assets	$287.9	$7.1	$295.0

				TCE/TMA	6.2%	(0.2%)	6.0%
Policyholder liabilities	$—	$5.3	$5.3
Long-term debt	41.6	0.5	42.1	Leverage	8.9%	(0.3%)	8.6%
Other liabilities	224.0	1.3	225.3

Total Liabilities	$265.6	$7.1	$272.7
Equity	22.3	—	22.3

Total Equity and Liabilities	$287.9	$7.1	$295.0

(1) Reflects impact of purchase accounting treatment on the 12/31/02 balance sheet.

(2) Revised.

4

Additional Details

Investment Portfolio - $5.3B in fair value as of 3/31/03

Quality [PIE CHART]	Composition [PIE CHART]
Inv. Grade-Incl. Gov’ts & Agencies - 94%	Corporates - 66%
Non-Inv. Grade - 2%	ABS - 6%
Not Rated* - 4%	MBS and CMOs - 21%
Gov’t & Agencies - 7%

* Private placements and structured securities

Insurer Financial Strength Ratings of Acquired Entities

	A.M. Best	S&P	Moody’s
Federal Kemper Life Assurance Company	A	A+	A2
Zurich Life Insurance Company of America	A	A+	A2
Zurich Life Insurance Company of New York	A	A+	A2
Zurich Direct (agency)	—	—	—
PMG Securities (broker/dealer)	—	—	—

5

Private Securities Litigation Reform Act of 1995 “Forward-Looking Statement” Disclosure

Certain statements made by management in this presentation and these materials are not statements of historical fact, but are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.

These “forward-looking statements” involve risks and uncertainties which may cause actual results to differ materially from those in such statements.

Additional discussion of factors that could cause actual results to differ materially from projections, forecasts, estimates and expectations is contained in respective SEC filings, including the 2002 Annual Report on Form 10-K.